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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported)        October 22, 1998


                                 FOOTSTAR, INC.
             (Exact name of registrant as specified in its charter)


                                   Delaware
                 (State or other jurisdiction of incorporation)

               1-11681                              22-3439443
       ------------------------        ---------------------------------
       (Commission File Number)        (IRS Employer Identification No.)

                            933 MacArthur Boulevard
                            Mahwah, New Jersey 07430
                    (Address of principal executive offices)

                                 (201) 934-2000
              (Registrant's telephone number, including area code)


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Item 5.  Other events.

         On October 22, 1998, Footstar, Inc. (the "Company") announced third quarter results and that it expects, if sales trends continue, that 1998 fourth quarter earings could range from $1.00 to $1.05 per diluted share. Net income from continuing operations for the quarter ended October 3, 1998 amounted to $18.4 million versus net income of $18.8 million, for the 1997 third quarter. The net increase in diluted earnings per share of 12.1% for the period included a 15.2% accretion factor due to share buy backs, partially offset by a net income reduction of 2.1%. For the nine months ended October 3, 1998, Footstar posted net income from continuing operations of $41.1 million, or $1.60 per diluted share, compared to $38.9 million, or $1.30 per diluted share, for 1997. This represented a 23.1% increase in diluted earnings per share versus the year-ago period, and included a 16.9% accretion factor due to the shares repurchased by the Company.

         The Company also announced that its Board of Directors had authorized the repurchase of up to 2,450,000 or 10% of the outstanding shares of the Company's Common Stock, from time to time, in the open market.

         Except for the historical information contained herein, the matters discussed in this Current Report are forward looking statements including those regarding the Company's sales trends and earnings expectations for the fourth quarter. These statements involve a number of risks and uncertainties that may cause actual results to differ from those expressed in any of the forward looking statements. Such risks and uncertainties include, but are not limited to, uncertainties during the remainder of the quarter related to consumer demand for footwear, warmer than expected weather, consumer acceptance of our merchandise mix and retail locations, the effect of competitive products and pricing, the availability of products and carriers of products, and the other risks detailed in the Company's Securities and Exchange Commission filings. The Company undertakes no obligation to update forward looking statements to reflect events and circumstances after the date made.

         A copy of the Company's press release dated October 22, 1998 is attached hereto as Exhibit 99.



Item 7.  Financial Statements and Exhibits.

         (c)  Exhibits

              99    Press Release of Footstar, Inc. dated October 22, 1998


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                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registration has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

                                                     FOOTSTAR, INC.


Dated: October 23, 1998                         By:    CARLOS E. ALBERINI
                                                       ------------------------
                                                Name:  Carlos E. Alberini
                                                Title:  Sr. Vice President and
                                                        Chief Financial Officer